EXHIBIT 10.2

SECOND AMENDMENT

TO

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT is dated as of May 9, 2012 (“Amendment”), and is made by and between BUSINESS STAFFING, INC., a Delaware corporation (“Business Staffing”), and KAISER VENTURES LLC, a Delaware limited liability company (“Kaiser LLC”).

WHEREAS, Kaiser LLC and Business Staffing entered into that certain Amended and Restated Administrative Services Agreement dated December 31, 2010 (the “Services Agreement”);

WHEREAS, Kaiser LLC and Business Staffing clarified and modified the Services Agreement by that certain First Amendment to the Services Agreement dated May 11, 2011, (“First Amendment”) to provide that upon the occurrence of a change of control of Kaiser LLC, as that term is defined herein, the full severance compensation, severance benefits and related severance costs for all employees of Business Staffing shall be immediately funded;

WHEREAS, Kaiser LLC and Business Staffing by this Amendment desire to further clarify the “change of control” funding procedures upon the occurrence of a change of control.

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreement of the parties contained herein and in the Services Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT TO PARAGRAPH 4(c). Paragraph 4(c) of the Services Agreement is hereby amended by the deletion of the last sentence at the end of the existing Paragraph 4(c) that was added by the First Amendment and substituting therefore the following new sentences:

Upon the occurrence of a Change of Control as defined in this Agreement, the billing and payment of the Cost of Services may occur more frequently than once a month and the amounts to be received by Business Staffing pursuant to the provisions of Paragraph 4(a)(iii) shall be immediately remitted to Business Staffing. The funds received by Business Staffing pursuant to Paragraph 4(a) (iii) shall be held and accounted for in a segregated account. In the event that any particular intended recipient of severance and severance benefits is no longer eligible to receive severance benefits (or the severance benefits are less that originally projected), upon such determination Business Staffing shall immediately remit back to Kaiser LLC the amount of such funded benefits together with any investment returns on such amount. In addition, Business Staffing shall invest the remitted funds in the segregated account in accordance with Kaiser LLC’s investment policy as it may change from time to time.

2. RATIFICATION OF SERVICES AGREEMENT AS AMENDED. The Services Agreement is not amended in any respect except as expressly provided herein, and the Services Agreement as amended by the First Amendment and further amended by this Amendment is hereby ratified and approved in all respects.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the duly authorized officers or representatives of each of the Parties hereto, to be effective as of the date set forth above.

KAISER VENTURES LLC		BUSINESS STAFFING, INC.

By:	/s/ Richard E. Stoddard	By:	/s/ James F. Verhey
	Richard E. Stoddard		James F. Verhey
	President & Chief Executive Officer		Vice President

Approved by the Board of Managers of Kaiser Ventures LLC and as to final form by the Human Relations Committee of Kaiser Ventures LLC

By:	/s/ Ronald E. Bitonti
Ronald E. Bitonti, Chairman
Human Relations Committee

2